Exhibit 99.1

Moving iMage Technologies Announces Fourth Quarter and Full-Year Fiscal 2023 Results

Fountain Valley, CA – September 26, 2023: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced results for its fourth quarter and full-year ended June 30, 2023.

“We completed a solid year with double-digit revenue growth, higher gross margin and reduced non-GAAP losses,” said Phil Rafnson, chairman and chief executive officer. “Fiscal 2023 was a transition year for MiT. As the box office increased sharply, we saw the beginning of a new, multi-year technology upgrade cycle, and cinema owners continued investing in new FF&E projects. Additionally, we made meaningful progress in our strategy to transform our business with higher margin, recurring revenue technology offerings that have the potential to meaningfully accelerate revenue growth and profits over the medium to longer term.

“Additionally, our fiscal 2023 results would have been even better had we not seen approximately $3.4 million in pushouts in our legacy FF&E projects business during the second half of fiscal 2023. Pushouts are not uncommon in this part of our business, and this lumpiness is a big reason we are developing new technology offerings with recurring revenue streams. We also had roughly $1 million, or $0.09 per share, in non-recurring, non-cash year-end accounting write-downs in the quarter that negatively impacted our GAAP operating and net losses.”

Fourth Quarter Fiscal 2023 Highlights (versus Fiscal 2Q22)

•	Revenue of $5.8 million compared to $5.6 million;

•	Gross Profit of $1.4 million compared to $1.5 million, and Gross Margin of 24.2%;

•	GAAP Operating Loss of ($1.4) million compared to ($0.5) million;

o	GAAP Operating loss in fiscal 2023 included ($1.0 million) in non-cash accounting write-downs;

•	GAAP Net Loss and Loss per Share of ($1.3) million and ($0.12) compared to ($0.7) million and ($0.07), respectively;

•	Non-GAAP Net Loss and Loss per Share of ($0.2) million and ($0.02) compared to ($0.7) million and ($0.06), respectively.

Fiscal Year 2023 Highlights (versus Fiscal 2Q22)

•	Revenue of $20.2 million compared to $18.4 million;

•	Gross Profit of $5.3 million compared to $4.5 million, Gross Margin expanded by 200 basis points to 26.3%;

•	GAAP Operating Loss of ($2.0) million compared to ($1.8) million;

o	GAAP Operating loss in fiscal 2023 included ($1.0 million) in non-cash accounting write-downs;

•	GAAP Net Loss and Loss per Share of ($1.8) million and ($0.17) compared to ($1.3) million and ($0.13), respectively;

•	Non-GAAP Net Loss and Loss per Share of ($0.7) million and ($0.07) compared to Non-GAAP Net Loss and Loss per Share of ($1.5) million and ($0.14), respectively.

Select Financial Metrics: FY23 versus FY22 as of 6/30/2023*

(in millions, except for Loss per Share and percentages)	4Q23	4Q22	Change	FY23	FY22	Change
Total Revenue	$5.8	$5.6	2.6%	$20.2	$18.4	10.1%
Gross Profit	$1.4	$1.5	-5.4%	$5.3	$4.5	19.0%
Gross Margin	24.2%	26.2%		26.3%	24.3%
Operating Loss	$(1.4)	$(0.5)	200.7%	$(2.0)	$(1.8)	-12.1%
Operating Margin	-23.5%	-8.0%		-9.8%	-9.6%
GAAP Net Loss	$(1.3)	$(0.7)	nm	$(1.8)	$(1.3)	-33.7%
GAAP Loss Per Share	$(0.12)	$(0.07)	nm	$(0.17)	$(0.13)	-30.4%
Non-GAAP Net Loss	$(0.2)	$(0.7)	65.4%	$(0.7)	$(1.5)	53.6%
Non-GAAP Loss Per Share	$(0.02)	$(0.06)	65.9%	$(0.07)	$(0.14)	54.2%

nm = not measurable/meaningful; *may not add up due to rounding

Fiscal 2024 Commentary

“Given the lumpy nature of our legacy business, we are approaching fiscal 2024 guidance cautiously by targeting low double-digit revenue growth from our legacy businesses while continuing to move towards break-even on a non-GAAP basis. That said, we do see multiple upside opportunities from our newer initiatives, which aren’t included in our current guidance. These include an ADA compliance product refresh at a large national circuit, recording any sales of LEA Professional products, order growth in Esports above the modest fiscal 2023 levels, National Amusements rolling out CineQC to its international locations, initial sales of MiTranslator and other international sales. As you can see, we have significant opportunities to accelerate growth, and we plan to provide updates as initiatives start moving forward,” concluded Rafnson.

Earnings Conference Call and Webcast Information

Management will host a conference call and audio webcast to review the Company’s results and forward expectations at 10:00 a.m Eastern Time.

Dial-in and Webcast Information

Date/Time: Tuesday, September 26, 2023, 10:00 a.m. ET

Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471

Call me™: Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1635216&tp_key=7431f4e981

Telephone Replay

Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: Thursday, November 9, 2023 at 11:59 p.m. ET
Access ID: 13741344
Telephone Replays will be made available approximately 3 hours after conference end time.

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

MOVING IMAGE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2023	2022
Assets
Current Assets:
Cash	$6,616	$2,340
Marketable securities - current	—	4,363
Accounts receivable, net	905	1,762
Inventories, net	4,419	4,033
Prepaid expenses and other	451	864
Total Current Assets	12,391	13,362
Long-Term Assets:
Marketable securities – long-term	—	325
Right-of-use asset	415	—
Property and equipment, net	28	22
Intangibles, net	480	839
Goodwill	—	287
Other assets	16	16
Total Long-Term Assets	939	1,489
Total Assets	$13,330	$14,851

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,507	$1,583
Accrued expenses	618	655
Customer deposits	3,169	3,158
Lease liability–current	280	—
Unearned warranty revenue	26	18
Total Current Liabilities	5,600	5,414

Long-Term Liabilities:
Lease liability–non-current	151	—
Deferred rent	—	22
Total Long-Term Liabilities	151	22
Total Liabilities	5,751	5,436
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,685,778 and 10,828,398 shares issued and outstanding at June 30, 2023 and 2022, respectively	—	—
Additional paid-in capital	12,462	12,500
Accumulated deficit	(4,883)	(3,085)
Total Stockholders’ Equity	7,579	9,415
Total Liabilities and Stockholders’ Equity	$13,330	$14,851

MOVING IMAGE TECHNOLOGIES, INC.

CONSOLIDATED

STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

	Year Ended	Year Ended
	June 30,	June 30,
	2023	2022
Net sales	$20,207	$18,351
Cost of goods sold	14,897	13,890
Gross profit	5,310	4,461

Operating expenses:
Research and development	261	238
Selling and marketing	2,630	2,389
General and administrative	3,440	3,596
Impairment of long-term assets	954	—
Total operating expenses	7,285	6,223
Operating loss	(1,975)	(1,762)
Other expenses (income)
Unrealized loss on marketable securities	—	242
Realized (gain)/loss on marketable securities	(38)	6
PPP loan forgiveness	—	(705)
Interest expense and other income, net	(139)	40
Total other expense (income)	(177)	(417)
Net loss	$(1,798)	$(1,345)

Weighted average shares outstanding: basic and diluted (Note 5)	10,922,710	10,577,994
Net loss per common share basic and diluted	$(0.16)	$(0.13)

MOVING IMAGE TECHNOLOGIES, INC.

CONSOLIDATED

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended	Year Ended
	June 30,	June 30,
	2023	2022
Cash flows from operating activities:

Net loss	$(1,798)	$(1,345)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	—	(705)
Provision for doubtful accounts	389	(218)
Depreciation expense	9	19
Amortization expense	96	96
Impairment expense	550	—
ROU amortization	244	(3)
Stock option compensation expense	146	245
Unrealized loss on investments	—	242
Realized (gain) loss on investments	(38)	6
Changes in operating assets and liabilities
Accounts receivable	868	(1,090)
Inventories, net	(386)	(2,499)
Prepaid expenses and other	413	348
Accounts payable	(76)	(328)
Accrued expenses	83	42
Unearned warranty revenue	8	(16)
Customer deposits	11	1,819
Advances on notes receivable	(250)	—
Net cash used in operating activities	269	(3,387)
Cash flows from investing activities
Sales of marketable securities	12,395	641
Purchases of marketable securities	(7,669)	(5,577)
Purchases of property and equipment	(15)	(20)
	(400)	—
Net cash provided by (used in) investing activities	4,311	(4,956)

Cash flows from financing activities
Net proceeds from initial public offering	—	11,244
Payments on notes payable	—	(1,241)
Payments on line of credit	—	(590)
Stock Buyback	(304)	—
Net cash provided by (used in) financing activities	(304)	9,413

Net increase in cash	4,276	1,070
Cash, beginning of the year	2,340	1,270
Cash, end of the year	$6,616	$2,340

RECONCILIATION OF NON-GAAP ITEMS

(in millions except for per share numbers)

	4Q23	4Q22	FY23	FY22
GAAP Net Loss	$(1.3)	$(0.7)	$(1.8)	$(1.3)
Add back:
Impairments of Goodwill and Intangibles	$0.6	$-	$0.6	$-
SNDBX Note Write-off	$0.4	$-	$0.4	$-
Other Income/Expense	$-	$(0.2)	$-	$0.1
PPP Loan Forgiveness Gain	$-	$-	$-	$(0.7)
Stock Compensation Expense	$0.1	$0.2	$0.1	$0.4

Non-GAAP Net Loss	$(0.2)	$(0.7)	$(0.7)	$(1.5)
Non-GAAP Loss Per Share	$(0.02)	$(0.06)	$(0.07)	$(0.14)
Shares Outstanding	10.9	10.8	10.6	10.9